SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made as of August 9, 2007, by and among Med-Air Consultants, Inc. (“Med-Air”), Alan Richer (“Richer”), Joel Macher (“Macher” and, together with Richer and Med-Air, the “Med-Air Parties”), and The Center For Wound Healing, Inc. (“CFWH”). (Med-Air, Richer, Macher, and CFWH are each referred to herein as a “Party” or, collectively, as the “Parties”). Capitalized terms used in this Agreement are defined or cross-referenced in Article 15.

Recitals

WHEREAS, CFWH is a Nevada corporation in the business of providing management services to certain healthcare services including hyperbaric medicine and wound care centers; and

WHEREAS, New York Hyperbaric & Wound Care Centers LLC (“NY Hyperbaric”) is a limited liability company formed under the laws of Delaware, and is a majority-owned Subsidiary of CFWH; and

WHEREAS, Med-Air is a New York corporation in the business of providing equipment to healthcare providers and providing certain healthcare management services to hospitals; and

WHEREAS, all of the issued and outstanding shares of common stock of Med-Air are owned by Richer and Macher; and

WHEREAS, on or about September 1, 1999, Med-Air entered into a Consultation Agreement with Elise King LLC (“EKLLC”), Atmo Inc. (“Atmo”), Keith Greenberg (“Keith”) and Elise Greenberg (“Elise” and together with Keith, the “Greenbergs”) whereby, among other things, Med-Air agreed to lease one hyperbaric chamber to EKLLC, Atmo and the Greenbergs (collectively, the “Greenberg Group”) for installation at New Island Hospital Hyperbaric Center (“New Island Hospital”) and further agreed to use its best efforts to assist or facilitate the Greenberg Group in establishing hyperbaric equipment or facilities in hospitals or outpatient facilities and in obtaining hyperbaric equipment for placement in various facilities (the “New Island Contract”); and

WHEREAS, on or about November 20, 2000, Med-Air entered into a Consultation Agreement with EKLLC, NY Hyperbaric, and the Greenbergs whereby, among other things, Med-Air agreed to provide two hyperbaric chambers to EKLLC for installation and use at Montefiore Medical Center at its Moses Division Hospital (the “Montefiore Contract”); and

WHEREAS, on or about September 1, 2001, Med-Air entered into a Consulting Agreement with The Square Hyperbaric & Wound Care Center, LLC (the “Square”), John Capotorto (“Capotorto”), Phillip Forman (“Forman”), Keith, Elise and Stephen Greenberg (“Stephen”) whereby, among other things, Med-Air agreed to furnish certain hyperbaric equipment to the Square for use at New York Westchester Square Medical Center in the Bronx, New York (the “Westchester Square Hospital”) and to provide certain consulting services to the Square (the “Westchester Square Contract”); and

WHEREAS, on or about September 10, 2002, Med-Air entered into a Consultation Agreement with NY Hyperbaric whereby, among other things, Med-Air agreed to furnish certain hyperbaric equipment to NY Hyperbaric for use at Clara Maass Medical Center (“Clara Maass Hospital”) and to provide certain consulting services to NY Hyperbaric (as amended by an addendum dated September 10, 2002, the “Clara Maass Contract”); and

WHEREAS, on or about [Date], [Med-Air] entered into a [Consultation Agreement] with [Far Rockaway Hyperbaric LLC (“Far Rockaway LLC”)] whereby, among other things, Med-Air agreed to lease [two (2)] hyperbaric chambers to [Far Rockaway LLC] for installation at St. John’s Episcopal Hospital, a division of Episcopal Health Services, Inc. (the “Far Rockaway Hospital”), and provide certain consulting services to Far Rockaway LLC (the “Far Rockaway Contract”); and

WHEREAS, on or about March 1, 2003, Med-Air entered into a Consultation Agreement with Jefferson Hyperbaric & Wound Care Centers, LLC (“Jefferson LLC”) whereby, among other things, Med-Air agreed to furnish certain hyperbaric equipment to Jefferson Hyperbaric for use at Thomas Jefferson University Hospital (“Thomas Jefferson Hospital”) and provide certain consulting services to Jefferson LLC (as amended by an addendum dated March 1, 2003, the “Thomas Jefferson Contract,” and, together with the New Island Contract, the Montefiore Contract, the Westchester Square Contract, and the Clara Maass Contract, the “Consulting Agreements”); and

WHEREAS, on or about June 16, 2006, CFWH acquired all of the membership interests of Far Rockaway LLC; and

WHEREAS, in connection with the acquisition by CFWH of the membership interests of Far Rockaway LLC, CFWH issued and delivered a promissory note payable to [Med-Air and Braintree, Inc.] in the original principal face amount of $1,350,000 (the “Far Rockaway Note”), all of which remains due and payable as of the date hereof; and

WHEREAS, Bayonne Hyperbaric LLC (“Bayonne LLC”) is a limited liability company formed under New Jersey law for the purpose of providing Bayonne Medical Center (“Bayonne Hospital”) with those administrative and other services requested by Bayonne Hospital in connection with the delivery of hyperbaric treatment and wound care to patients of Bayonne Hospital pursuant to that certain Administrative Services Agreement dated as of July 15, 2005 by and between Bayonne Hospital and American Hyperbaric, Inc. d/b/a The Center For Wound Healing; and

WHEREAS, 40% of the membership interests of Bayonne LLC are owned by Med-Air (the “Med-Air Bayonne Interests”); 20% of the membership interests of Bayonne LLC are owned by Rich Morris; and the balance, 40%, of the membership interests of Bayonne LLC are owned by CFWH; and

WHEREAS, Southampton Hyperbaric, LLC (“Southampton LLC”) is a limited liability company formed under New York law for the purpose of providing Southampton Hospital (“Southampton Hospital”) with those administrative and other services requested by Southampton Hospital in connection with the delivery of hyperbaric treatment and wound care to patients of Southampton Hospital pursuant to that certain Administrative Services Agreement, dated as of May 17, 2004, by and between Southampton Hospital and Southampton LLC d/b/a The Center For Wound Healing; and

WHEREAS, 51% of the membership interests of Southampton LLC are owned by Med-Air; the balance of 49% is owned by CFWH (the “CFWH Southampton Interests”); and

WHEREAS, Raritan Bay Hyperbaric, LLC (“Raritan Bay LLC”) is a limited liability company formed under New Jersey law for the purpose of providing Raritan Bay Medical Center (“Raritan Bay Hospital”) with those administrative and other services requested by Raritan Bay Hospital in connection with the delivery of hyperbaric treatment and wound care to patients of Raritan Bay Hospital pursuant to that certain Hyperbaric and Wound Care Services Agreement, dated as of May 27, 2005, by and between Raritan Bay Hospital and New Jersey Hyperbaric, LLC d/b/a The Center For Wound Healing, which was subsequently assigned to Raritan Bay LLC; and

WHEREAS, 51% of the membership interests of Raritan Bay LLC are owned by Med-Air (the “Med-Air Raritan Bay Interests”); the balance of 49% is owned by CFWH; and

WHEREAS, CFWH provides Wilkes-Barre General Hospital (“WVHC-Hospital”) with those administrative and other services requested by WVHC-Hospital in connection with the delivery of hyperbaric treatment and wound care to patients of WVHC-Hospital pursuant to that certain Administrative Services Agreement, dated as of March 7, 2006, by and between WVHC-Hospital and The Center For Wound Healing, Inc. (the “Wilkes-Barre ASA”); and

WHEREAS, certain of the Med-Air Parties may have interests in or claims with respect to the Wilkes-Barre ASA and/or the profits, revenues, and/or benefits obtained by CFWH thereunder (the “Med-Air Wilkes-Barre Interests”); and

WHEREAS, on or about July 8, 2004, Macher, Richer, Med-Air, EKLLC, NY Hyperbaric, The Center For Wound Healing, Inc., Capotorto and Forman executed an agreement whereby, among other things, Macher, Richer and Med-Air voided the right of first refusal granted to Med-Air in each of the Consulting Agreements in consideration of NY Hyperbaric’s promise to develop twelve (12) new hyperbaric and wound care centers with Med-Air over a four-year period, which facilities would be co-owned 49% by NY Hyperbaric and 51% Med-Air (the “Med-Air 2004 Modification,” and, together with the Consulting Agreements, the “Med-Air Contracts”); and

WHEREAS, various disputes have arisen regarding the rights and obligations of each of the Parties under the Med-Air Contracts; and

WHEREAS, the Parties wish to resolve all disputes that have arisen under the Med-Air Contracts and avoid the expense, risk and uncertainty of litigation;

NOW, THEREFORE, in consideration of the representations, acknowledgements, promises and covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each of the Parties hereby voluntarily, intentionally, and upon the advice and guidance of counsel, agrees as follows:

ARTICLE 1
SETTLEMENT AND EFFECTIVE DATE

1.1. Denial of Liability. This Agreement is entered into only for the purposes of settlement and compromise of the matters covered by this Agreement in order to avoid the uncertainties, risks and expenses attendant to litigation among the Parties. Neither this Agreement, nor anything contained herein, nor any act or thing done or to be done in connection herewith, is intended to be, or shall be construed or deemed to be, an admission or a denial by any of the Parties of any liability, fault or wrongdoing.

1.2. Effective Date. This Agreement shall become effective and its terms enforceable by the Parties upon the execution by each of the Parties of the signature pages and the mutual exchange and delivery of such executed signature pages by CFWH and Med-Air Parties. On the Effective Date, Med-Air shall deliver the Disclosure Schedules, or cause the Disclosure Schedules to be delivered, to CFWH.

ARTICLE 2
CERTAIN CONSIDERATION

2.1. Termination of Certain Med-Air Contracts. The Parties hereby agree that the Med-Air Contracts shall terminate on the Closing Date except for the Far Rockaway Contract which shall continue in full force and effect until it terminates on the earlier to occur of (a) June 30, 2008, and (b) the payment and satisfaction of all liabilities of CFWH under the Far Rockaway Note. No provision of any of the Med-Air Contracts (other than the Far Rockaway Contract) shall be enforceable by or against any of the Parties or any other person after the occurrence of the Closing Date.

2.2. Consideration to Med-Air. In consideration for the termination of the Med-Air Contracts, Med-Air’s agreement to transfer to CFWH the Med-Air Bayonne Interests, the Med-Air Raritan Bay Interests, and the Med-Air Wilkes-Barre Interests, the release by the Med-Air Group of various claims against the CFWH Group; and the other good and valuable consideration received from the Med-Air Group as described herein, CFWH agrees that, at Closing, it shall:

(a) promise to pay to Med-Air the sum of $1,894,250.00 over the 36 month period commencing on June 30, 2007, which promise shall be evidenced by a promissory note in the form of that annexed hereto as Exhibit A (the “Med-Air Note”); and

(b) issue and deliver 150,000 shares of restricted CFWH common stock to Macher (the “Macher Stock”);

(c) issue and deliver 150,000 shares of restricted CFWH common stock to Richer (the “Richer Stock”); and

(d) deliver to Med-Air a Membership Transfer Agreement evidencing the transfer by CFWH of the CFWH Southampton Interests to Med-Air, free and clear of all Liens and Encumbrances thereon.

2.3. Good Faith Payment. Med-Air acknowledges its receipt of $25,000 from CFWH, which was paid by CFWH to Med-Air on or about May 4, 2007 as a good faith payment toward the first installment payment due under the Med-Air Note (the “Good Faith Payment”). Med-Air agrees that the Good Faith Payment shall be credited toward the first installment payment due under the Med-Air Note and, consequently, the balance remaining due under the Med-Air Note is $1,869,250 and that the unpaid portion of the first installment payment is $88,562.50. On the Effective Date, CFWH shall place the unpaid portion of the first installment payment in escrow with CFWH’s counsel, which amount shall be released to Med-Air on the Closing Date.

2.4. Consideration to CFWH. In consideration for the termination of the Med-Air Contracts, CFWH’s agreement to transfer to Med-Air the CFWH Southampton Interests, the release by the CFWH Group of various claims against the Med-Air Group, and the other good and valuable consideration received from the CFWH Group as described herein, the Med-Air Parties (a) agree that, at Closing, they shall deliver to CFWH Membership Transfer Agreements evidencing the transfer by the applicable Med-Air Parties to CFWH, free and clear of all Liens and Encumbrances thereon, of (i) the Med-Air Bayonne Interests and (ii) the Med-Air Raritan Bay Interests and (b) hereby transfer all of the Med-Air Parties’ rights in and to the Med-Air Wilkes-Barre Interests, and otherwise waive any and all rights and claims they may have with respect to the Med-Air Wilkes-Barre Interests.

2.5. Macher Stock and Richer Stock. If the Macher Stock and Richer Stock is (i) not eligible for public resale under Rule 144 one year following the Closing Date or (ii) the resale of such stock is not otherwise registered for resale under the 1933 Act within one year following the Closing Date, due in either case to the failure of CFWH to satisfy the current public information requirements of Section 144(c) because of its failure to timely file any periodic report with the SEC for any quarterly or annual period ending on or after March 31, 2008 (taking into account any extensions of the due date of such reports pursuant to Rule 12b-25 promulgated under the 1934 Act), Macher and Richer as the holders of the Macher Stock (and any stock issuable pursuant to the Macher Stock) and the Richer Stock (and any stock issuable pursuant to the Richer Stock), respectively (collectively, the “Holders” and such shares, the “Registrable Securities”) shall have Piggyback Registration Rights (“Piggyback Registration Rights”). For purposes of this Section 2.5, solely to the extent that the Holders become eligible to receive Piggyback Registration Rights under this Section 2.5, if CFWH proposes to register any of its common stock under the 1933 Act for sale to the public, whether for its own account or for the account of other stockholders or both (except with respect to registration statements on Form S-8, S-4 or another form not available for registering the Registrable Securities for sale to the public) (each, a “Piggyback Registration”), CFWH will give written notice to the Holders of its intention to effect such registration and will include in such registration all Registrable Securities with respect to which CFHW has received written requests for inclusion within five (5) business days after the receipt of CFHW’s notice (a “Piggyback Registration Request”); provided, however, that CFHW shall not be required to include Registrable Securities in the securities to be registered pursuant to a registration statement on any form which limits the amount of securities which may be registered by the issuer and/or selling security holders if, and to the extent that, such inclusion would make the use of such form unavailable. In the event that any Piggyback Registration shall be, in whole or in part, an underwritten public offering, any Piggyback Registration Request by a Holder shall specify that either (a) such Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of common stock otherwise being sold through underwriters under such registration, or (b) such Registrable Securities are to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. If a Piggyback Registration is an underwritten primary registration on behalf of CFHW and/or stockholders, and the managing underwriters advise CFHW in writing that in their opinion the number of shares requested to be included in such registration exceeds the maximum number which can be included in such offering without adversely affecting the marketability of the offering (the “Maximum Number”), CFHW will limit the number of shares included in such registration to the Maximum Number, and the shares registered shall be selected in the following order of priority: (i) first, the shares CFHW proposes to sell, and (ii) second, shares to be sold by other stockholders, allocated among such stockholders pro-rata according to the proportion of the securities to be sold by each stockholder in the proposed distribution derived by dividing the number of securities proposed to be sold by all stockholders. In addition, the Holders agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of CFHW, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to (provided that the Holders receive a notice from CFHW of the commencement of such seven-day period) and the 45-day period beginning on the effective date of any registration statement for an underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree. Notwithstanding the foregoing, the Holders’ Piggyback Registration Rights shall terminate on the earliest of (i) two years after the Closing Date or (ii) such time as the Registrable Securities become eligible for resale pursuant to Rule 144(k) under the 1933 Act.

2.6. Macher and Richer Representations. In connection with the issuance of the Macher Stock and the Richer Stock pursuant to Section 2.5, each Holder hereby represents and warrants:

(a) the Holder is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Macher Stock and the Richer Stock;

(b) the Holder (i) is acquiring the Macher Stock or the Richer Stock, as the case may be, for its own account for investment only and has no intention of selling or distributing any of such stock or any arrangement or understanding with any other Persons regarding the sale or distribution of such stock except as would not result in a violation of the 1933 Act and; (ii) the Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the stock except pursuant to and in accordance with the 1933 Act;

(c) the Holder has received and reviewed CFWH’s public filings with the SEC and has requested, received, reviewed and considered all other information such Holder deems relevant in making an informed decision to purchase the Macher Stock or the Richer Stock, as the case may be. Such Holder has had an opportunity to discuss CFWH’s business, management and financial affairs with its management and also had an opportunity to ask questions of officers of CFWH that were answered to such Holder’s satisfaction;

(d) the Holder recognizes that an investment in the Macher Stock or the Richer Stock, as the case may be, involves a high degree of risk, including a risk of total loss of such Holder’s investment. Such Holder is able to bear the economic risk of holding such stock for an indefinite period, and has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the stock; and

(e) the Holder has, in connection with such Holder’s decision to purchase the Macher Stock or the Richer Stock, as the case may be, not relied upon any representations or warranties other than in the representations and warranties of the Company contained in this Agreement and such Holder has, with respect to all matters relating to this Agreement and the offer and sale of the stock, relied solely upon the advice of such Holder’s own counsel and has not relied upon or consulted any counsel to CFWH.

ARTICLE 3
CLOSING AND DELIVERIES

3.1. Closing. The consummation of the transactions contemplated hereby (the “Closing”) shall take place at the offices of King & Spalding LLP, 1185 Avenue of the Americas, New York, New York at 9:00 a.m. on the third (3rd) Business Day following the Effective Date, or on such other date or at such other place and time as may be agreed to by the Parties (the “Closing Date”).

3.2. Deliveries by CFWH. On the Closing Date, CFWH shall deliver, or cause to be delivered, to the Med-Air Group, the following items:

(a) to Med-Air, the Med-Air Note, duly executed by CFWH with instructions to the escrow agent to deliver the balance of the first payment thereunder;

(b) to Macher, a duly authorized certificate for 150,000 restricted shares of CFWH common stock; and

(c) to Richer, a duly authorized certificate for 150,000 restricted shares of CFWH common stock;

(d) to Med-Air, a Membership Transfer Agreement evidencing the transfer by CFWH of the CFWH Southampton Interests to Med-Air in the form attached hereto as Exhibit B, free and clear of all Liens and Encumbrances;

(e) the certificate dated the Closing Date signed by the Chief Executive Officer of CFWH referred to in Sections 12.3(a) and (b) hereof; and

(f) a certificate of insurance with respect to the Six Chambers naming Med-Air as an additional insured.

3.3. Deliveries by Med-Air. On the Closing Date, Med-Air shall deliver, or cause to be delivered, to CFWH the following items:

(a) a Membership Transfer Agreement for all of the membership interests owned by Med-Air in Bayonne LLC, duly executed by Richer and Macher in the form attached hereto as Exhibit C, free and clear of all Liens and Encumbrances;

(b) a Membership Transfer Agreement for all of the membership interests owned by Med-Air in Raritan Bay LLC, duly executed by Richer and Macher in the form attached hereto as Exhibit D,free and clear of all Liens and Encumbrances;

(c) all files, books, records, documents, financial, technical and operating data, computer records and other information in the Med-Air Parties’ possession with respect to Bayonne LLC; and

(d) the certificate dated the Closing Date signed by Richer and Macher referred to in Sections 12.2(a) and (b) hereof.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF CFWH

CFWH hereby represents and warrants to the Med-Air Parties as follows, except in all cases as disclosed in the Disclosure Schedules:

4.1. Corporate Organization. CFWH is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. CFWH has all requisite power and authority to own its properties and assets and to conduct its business as now conducted.

4.2. Authorization and Validity. CFWH has all requisite power and authority to enter into this Agreement and the Transaction Documents to which it is or will be a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the performance by CFWH of its obligations hereunder and thereunder have been duly authorized by all necessary action by the board of directors of CFWH, and no other proceedings on the part of CFWH are necessary to authorize such execution, delivery and performance. This Agreement and the Transaction Documents have been or will be duly executed by CFWH and constitutes or will constitute, when executed, its valid and binding obligation, enforceable against it in accordance with the terms herein and therein, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and subject, as to enforceability, to general principles of equity.

4.3. No Conflict or Violation. The execution, delivery and performance by CFWH of this Agreement and the Transaction Documents do not and will not (i) violate or conflict with any provision of the certificate of incorporation or by-laws (collectively, the “Organizational Documents”) of CFWH or (ii) violate any provision of law, regulation, rule or other legal requirement of any Government (“Law”) or any order, judgment or decree of any court or Government (“Order”) applicable to CFWH.

4.4. Southampton Membership Interests. At Closing, CFWH shall hold of record and own beneficially good and valid title to the Southampton Membership Interests, free and clear of any restrictions on transfer (other than restrictions under the 1933 Act and state securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Other than the operating agreement governing Southampton LLC, CFWH is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require CFWH to sell, transfer, or otherwise dispose of the Southampton Membership Interests (or restrict CFWH from doing so) and each of the Parties hereby waives any rights of first refusal or otherwise it may have with respect to the transfer of the Southampton Membership Interests to Med-Air pursuant to the Southampton Operating Agreement or otherwise. CFWH is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Southampton Membership Interests. CFWH owns all membership interests in Southampton LLC that are not owned by the Med-Air Parties and no other party has any third-party preemptive or subscription rights, rights of first refusal or offer, options, put or call rights, warrants or any other agreements or arrangements to purchase any of the Southampton Membership Interests.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF MED-AIR

Med-Air hereby represents and warrants to CFWH as follows, except in all cases as disclosed in the Disclosure Schedules.

5.1. Corporate Organization. Med-Air is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Med-Air has all requisite power and authority to own its properties and assets and to conduct its business as now conducted.

5.2. Authorization and Validity. Med-Air has all requisite power and authority to enter into this Agreement and the Transaction Documents to which it is or will be a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the performance of Med-Air’s obligations hereunder and thereunder have been duly authorized by all necessary action by the board of directors of Med-Air, and no other proceedings on the part of Med-Air are necessary to authorize such execution, delivery and performance. This Agreement and the Transaction Documents to which Med-Air is or will be a party have been or will be duly executed by Med-Air and constitute or will, when executed, constitute its valid and binding obligation, enforceable against it in accordance with the terms herein and therein, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and subject, as to enforceability, to general principles of equity.

5.3. No Conflict or Violation. The execution, delivery and performance by Med-Air of this Agreement and the execution and delivery of the Transaction Documents do not and will not (i) violate or conflict with any provision of the Organizational Documents of Med-Air, or (ii) violate any provision of Law, or any Order applicable to Med-Air.

5.4. Med-Air Membership Interests. At Closing, the Med-Air Parties shall hold of record and own beneficially good and valid title to the Med-Air Membership Interests, free and clear of any restrictions on transfer (other than restrictions under the 1933 Act and state securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Other than the Med-Air Operating Agreements, Med-Air is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require Med-Air to sell, transfer, or otherwise dispose of the Med-Air Membership Interests (or restrict Med-Air from doing so) and each of the Parties hereby waives any rights of first refusal or otherwise it may have with respect to the transfer of the Med-Air Membership Interests to CFWH pursuant to the Med-Air Operating Agreement or otherwise. Med-Air is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Med-Air Membership Interests. The Med-Air Parties own all Med-Air Membership Interests and no other party (other than CFWH) has any third-party preemptive or subscription rights, rights of first refusal or offer, options, put or call rights, warrants or any other agreements or arrangements to purchase any of the Med-Air Membership Interests and, except for the Med-Air Membership Interests, none of Med-Air nor any of its Related Persons has any legal or beneficial interest in any of the Med-Air Transferred LLCs or any of their assets except for de minimis assets. Macher hereby represents and warrants to CFWH that he owns (a) 20% of the membership interests in Bayonne LLC and (b) 25.5% of the membership interests Raritan Bay LLC. Richer hereby represents and warrants to CFWH that he owns (a) 20% of the membership interests in Bayonne LLC and (b) 25.5% of the membership interests Raritan Bay LLC.

5.5. Far Rockaway Contract. As of the date hereof, the balance remaining due from Far Rockaway LLC to Med-Air under the Far Rockaway Contract for the Far Rockaway Chambers is, in the aggregate, not more than $42,000.00 (inclusive of the $9,950.00 purchase price for the Far Rockaway Chambers referred to in Section 7.5 of this Agreement).

5.6. Certain Centers. Schedule 5.6 of the Disclosure Schedules sets forth a complete and correct list of each of the hospitals (and the location of such hospital) which, as of and/or prior to March 26, 2007, any of the Med-Air Parties or their respective Affiliates were negotiating with or had an agreement to assist, facilitate, or operate a Center, which Centers and/or hospitals were brought to the attention of the Med-Air Parties through Keith, Elise, Tom Boyer, and/or Rich Morris or any of their respective Affiliates.

5.7. Prohibited Business. None of the Med-Air Parties have directly or indirectly engaged, acquired, or negotiated to acquire an economic or other interest, in any Prohibited Enterprise since March 26, 2007.

5.8. Med-Air Center Portfolio. Schedule 5.8 of the Disclosure Schedules sets forth a complete and correct list (by name and address) of all of the Centers which the Med-Air Parties and their respective Affiliates own, operate, or have an economic interest in (or are negotiating to own, operate, or have an economic interest in), as of the Effective Date.

5.9. Other Agreements Between the Parties. No agreements exist among any of the Parties other than the Med-Air Contracts, except as set forth on Schedule 5.9 of the Disclosure Schedules.

ARTICLE 6
COVENANTS OF CFWH

CFWH hereby covenants to the Med-Air Parties as follows:

6.1. Actions Before Closing. CFWH shall use commercially reasonable efforts to perform and satisfy all conditions to either Party’s obligations to consummate the transactions contemplated by this Agreement that are to be performed or satisfied by CFWH under this Agreement.

6.2. Consents and Approvals. CFWH shall use commercially reasonable efforts to obtain all Consents required to be obtained by CFWH in connection with the execution, delivery and performance by CFWH of this Agreement and the Transaction Documents.

6.3. Further Assurances. Upon the request and at the sole expense of Med-Air at any time on or after the Closing Date, CFWH shall execute and deliver such documents, and take such actions, as Med-Air or its counsel may reasonably request, to effectuate the purposes of this Agreement.

6.4. Notices. CFWH shall provide Med-Air with prompt written notice of CFWH’s Knowledge of (i) any breach of any representation or warranty by Med-Air or (ii) any other material failure by Med-Air to comply with the obligations of this Agreement.

6.5. Non-Solicitation. CFWH shall not, directly or indirectly (through Related Persons or otherwise) for a period of thirty-six (36) months following the Closing Date: (a) do business with or undertake any efforts to open or otherwise establish, or negotiate to open or otherwise establish, any Center in the Med-Air Center Portfolio, and (b) do business with or undertake any efforts to solicit for employment, or to employ (whether as an employee, consultant, independent contractor or otherwise), for CFWH or any of its respective Related Persons or any hospital or medical facility, any Person: (i) employed by the Med-Air Parties or (ii) who renders service to any Center in the Med-Air Center Portfolio.

6.6. Non-disparagement. CFWH will not directly or indirectly disparage any of the Med-Air Parties (or their respective agents or employees), or make or solicit any comments, statements, or the like to any Person or entity that may be considered derogatory or detrimental to the good name or business reputation of the Med-Air Parties. Nothing herein shall be deemed to constrain CFWH’s cooperation in any governmental action.

ARTICLE 7
COVENANTS OF MED-AIR PARTIES

The Med-Air Parties hereby covenant to CFWH as follows:

7.1. Actions Before Closing Date. The Med-Air Parties shall use commercially reasonable efforts to perform and satisfy all conditions to either Party’s obligations to consummate the transactions contemplated by this Agreement that are to be performed or satisfied by the Med-Air Parties under this Agreement.

7.2. Consents and Approvals. The Med-Air Parties shall use commercially reasonable efforts to obtain all Consents required to be obtained by the Med-Air Parties in connection with the execution, delivery and performance by the Med-Air Parties of this Agreement and the Transaction Documents.

7.3. Further Assurances. Upon the request and at the sole expense of CFWH at any time on or after the Closing Date, the Med-Air Parties shall execute and deliver such documents, and take such actions, as CFWH or its counsel may reasonably request, to effectuate the purposes of this Agreement.

7.4. Notices. Med-Air shall provide CFWH with prompt written notice of Med-Air’s Knowledge of (i) any breach of any representation or warranty by CFWH or (ii) any other material failure by CFWH to comply with the obligations of this Agreement.

7.5. Option to Purchase Far Rockaway Chambers. Med-Air covenants and agrees that Far Rockaway LLC shall have the option to purchase the Far Rockaway Chambers from Med-Air, free and clear of all Liens and Encumbrances, for a purchase price of $9,950.00 for all of such chambers. This purchase option may only be exercised within the thirty (30) day period after the expiration of the term of each of the leases relating to the Far Rockaway Chambers and only so long as no payment default exists under such leases. The purchase option shall be deemed exercised on the day Med-Air receives payment of the purchase price together with a schedule listing each of the chambers which are to be purchased and a written statement from the Person exercising the purchase option setting forth that such Person holds the purchase option and identifies which of the chambers such Person wishes to Purchase. Within ten (10) Business Days after the exercise of the purchase option, Med-Air shall deliver a bill of sale relating to the chambers purchased and such other documents as purchaser may reasonably require. Far Rockaway LLC shall have the right to assign said purchase option to an Affiliate or any other Person and, if so assigned, Far Rockaway LLC shall promptly notify Med-Air of such assignment.

7.6. Non-Solicitation. The Med-Air Parties shall not, directly or indirectly (through Related Persons, family members or otherwise) for a period of thirty-six (36) months following the Closing Date: (a) do business with or undertake any efforts to open or otherwise establish, or negotiate to open or otherwise establish, any Center in the CFWH Center Portfolio, and (b) do business with or undertake any efforts to solicit for employment, or to employ (whether as an employee, consultant, independent contractor or otherwise), for the Med-Air Parties or any of their respective Related Persons or any hospital or medical facility, any Person: (i) employed by CFWH or (ii) who renders service to any Center in the CFWH Center Portfolio.

7.7. Non-Disparagement. The Med-Air Parties will not directly or indirectly disparage CFWH (or its respective agents or employees), or make or solicit any comments, statements, or the like to any Person or entity that may be considered derogatory or detrimental to the good name or business reputation of CFWH. Nothing herein shall be deemed to constrain Med-Air’s cooperation in any Board authorized investigation or governmental action.

7.8. Prohibited Enterprise. The Med-Air Parties agree that on and after the Closing Date, none of them shall, directly or indirectly, engage, acquire or negotiate to acquire an economic or other interest in any Prohibited Enterprise, without first obtaining CFWH’s express written consent.

7.9. Names. The Med-Air Parties covenant that they shall promptly (a) cause the name of their Affiliate, “The Center For Wound Healing of NY/NJ, Inc.” to be changed to a name, approved by CFWH; provided, however, that CFWH’s approval shall not be unreasonably withheld; (b) not conduct any business (including, without limitation, marketing or promotional activities, under the name “The Center For Wound Healing of NY/NJ, Inc.” except that they shall be permitted to continue to use such name for banking, tax and payroll purposes, so long as such activity does not create any confusion of identity in the marketplace between such entity and CFWH and its Affiliates; (c) promptly change the checks (other than payroll checks), use commercially reasonable efforts to change contracts (including any hospital contracts and agreements) entered into on or after March 26, 2007 and all other business forms to reflect the change of name of “The Center For Wound Healing of NY/NJ, Inc.” referenced in clause (a) above; and (d) as may be requested by CFWH, participate with CFWH in meeting (at no expense to the Med-Air Parties) with hospitals (including, without limitation, Cabell-Huntington Hospital) and CFWH’s other business partners to clear up any confusion in the marketplace. Notwithstanding the foregoing, Med-Air shall be allowed to use the name “Center For Wound Healing and Hyperbaric Medicine” and/or a derivative thereof and by execution of this Agreement, CFWH consents to the use of such name.

ARTICLE 8
SIX CHAMBERS

8.1. Usage. Med-Air shall permit CFWH or any of CFWH’s Affiliates to have the exclusive use of the Six Chambers at one or more locations at which CFWH or its Affiliates operate the Business for the period commencing on the Closing Date and ending on the earlier of (a) the thirtieth (30) day after all of CFWH’s obligations under the Med-Air Note have been satisfied; and (b) June 30, 2010 (the “Usage Period”). At the end of the Usage Period, if the Purchase Option has not been exercised as to any of the Six Chambers, Med-Air shall promptly (at its own cost and expense) remove any of the Six Chambers as to which the Purchase Option was not exercised. CFWH shall co-operate with Med-Air as may be reasonably required to allow Med-Air access to those locations where the Six Chambers may be located.

8.2. No Charge for Use. Neither CFWH nor any of its Affiliates shall be obligated to pay any rent, fees or other charges for their respective usage of the Six Chambers during the Usage Period.

8.3. Ownership. Med-Air shall continue to own and hold title to the Six Chambers free and clear of all Liens and Encumbrances until such time as CFWH or one of its Affiliates exercises the Purchase Option. Until the Purchase Option is exercised, neither CFWH nor any of its Affiliates shall sell, exchange, assign, loan, lease, mortgage or otherwise dispose of any of the Six Chambers. During the Usage Period, CFWH shall keep the Six Chambers insured against loss by fire (including extended coverage), theft, damage and other casualty and shall also maintain liability insurance covering the operations of the Six Chambers, in such amounts and on such terms as CFWH has previously insured the Six Chambers, with Med-Air named as an additional insured. CFWH shall maintain the Six Chambers in accordance with the standard of care in the industry at CFWH’s sole expense. Any security interests Med-Air has in the Six Chambers and any rights Med-Air has as a secured creditor with respect to the Six Chambers, whether granted under any of the Operating Agreements or otherwise, shall continue in full force and effect.

8.4. Purchase Option. Med-Air hereby grants to CFWH the option to purchase each of the Six Chambers for $1.00 each. CFWH shall have the right to assign said purchase option to an Affiliate or any other Person and, if so assigned, CFWH shall promptly notify Med-Air of such assignment. The Purchase Option may only be exercised within the thirty (30) day period after all of CFWH’s obligations under the Med-Air Note have been satisfied and only so long as there is no Event of Default existing under the Med-Air Note. The purchase option shall be deemed exercised on the day Med-Air receives payment of the purchase price ($1.00 for each of the Six Chambers as to which the purchase option is exercised; $6.00 if the purchase option is exercised for all Six Chambers) together with a schedule listing each of the Six Chambers which are to be purchased and a written statement from the Person exercising the Purchase Option setting forth that such Person holds the purchase option and identifies which of the Six Chambers such Person wishes to Purchase. Within ten (10) Business Days after the exercise of the Purchase Option, Med-Air shall deliver a bill of sale relating to the chambers purchased and such other documents as purchaser may reasonably require.

8.5. Removal of Chambers. CFWH shall have the right to move one or more of the Six Chambers without obtaining permission from Med-Air to do so; provided, however, that if any of the Six Chambers are removed from their current locations, CFWH agrees that it shall notify Med-Air, in writing prior to the removal date, of their removal and their new location.

8.6. Maintenance and Service. It shall be the sole responsibility of CFWH to maintain, operate, insure and service the Six Chambers, all in conformity with applicable manufacturer’s, hospital, Governmental and regulatory rules, regulations, guidelines and standards. Nothing herein contained shall obligate CFWH or any of its Affiliates to replace any of the Six Chambers should they become inoperable.

ARTICLE 9
RELEASES

9.1. Far Rockaway Note. Notwithstanding any provision of this Agreement to the contrary, CFWH shall remain liable to pay the Far Rockaway Note when due, in accordance with the terms thereof.

9.2. General Release. EFFECTIVE AS OF THE CLOSING DATE, (I) THE CFWH GROUP HEREBY FULLY AND FINALLY WAIVES, RELEASES, ACQUITS AND FOREVER DISCHARGES EACH MEMBER OF THE MED-AIR GROUP, AND (II) THE MED-AIR GROUP HEREBY FULLY AND FINALLY WAIVES, RELEASES, ACQUITS AND FOREVER DISCHARGES EACH MEMBER OF THE CFWH GROUP FROM ANY AND ALL CAUSES OF ACTION, CLAIMS, COUNTERCLAIMS, SUITS, ATTORNEYS’ FEES, COSTS, CONTROVERSIES, DEMANDS AND OTHER OBLIGATIONS AND LIABILITIES OF ANY KIND, WHETHER IN LAW OR EQUITY, AND WHETHER KNOWN OR UNKNOWN, THAT SUCH RELEASING PARTY HAD OR NOW HAS, AND ANY KIND THAT WAS OR MIGHT HAVE BEEN ALLEGED BY ANY SUCH RELEASING PARTY, IN CONNECTION WITH, ARISING OUT OF OR RELATING TO THE MED-AIR CONTRACTS (EXCEPT TO THE EXTENT ARISING OUT OF OR RELATING TO THE FAR ROCKAWAY CONTRACTS) (IN EACH CASE, IN RESPECT OF THE PERIOD PRIOR TO, ON OR AFTER THE EFFECTIVE DATE), NOTWITHSTANDING THE FAULT, STRICT LIABILITY, BREACH OF CONTRACT OR NEGLIGENCE, WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE, OF THE PERSON RELEASED BY THIS PARAGRAPH 9.2 OR WHETHER ASSERTED IN CONTRACT, IN WARRANTY, IN TORT, BY STATUTE OR OTHERWISE; PROVIDED, HOWEVER, THAT (A) THIS PARAGRAPH 9.2 SHALL NOT APPLY TO ANY CLAIM BY (1) MED-AIR FOR BREACH OF THIS AGREEMENT OR THE MED-AIR NOTE BY CFWH OR (2) CFWH OR ANY OF ITS AFFILIATES AGAINST ANY OF THE MED-AIR PARTIES OR THEIR AFFILIATES RELATING TO THE OPERATION, MANAGEMENT, OWNERSHIP, OR ACQUISITION OF ANY HYPERBARIC OR WOUND CARE CENTER ON OR PRIOR TO THE DATE HEREOF WHICH IS NOT LISTED ON SCHEDULE 5.6 OR (3) CFWH FOR BREACH OF THIS AGREEMENT BY ANY OF THE MED-AIR PARTIES; (B) IF THE MED-AIR NOTE IS NOT PAID IN ACCORDANCE WITH ITS TERMS (SUBJECT TO ANY APPLICABLE CURE PERIOD) DURING THE TWELVE (12) MONTH PERIOD FOLLOWING THE CLOSING DATE, THIS PARAGRAPH 9.2 SHALL BE DEEMED NULL AND VOID AB INITIO WITH RESPECT TO THE RELEASE GRANTED IN THIS PARAGRAPH 9.2 BY THE MED-AIR GROUP ONLY AND SHALL HAVE NO FURTHER FORCE OR EFFECT WITH RESPECT TO THE RELEASE GRANTED IN THIS PARAGRAPH 9.2 BY THE MED-AIR GROUP; (C) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR THIS PARAGRAPH 9.2 TO THE CONTRARY, IN THE EVENT THAT THE RELEASE GRANTED BY THE MED-AIR GROUP IS DEEMED NULL AND VOID AND OF NO FURTHER FORCE OR EFFECT PURSUANT TO THE IMMEDIATELY PRECEEDING CLAUSE OR OTHERWISE, EACH MEMBER OF THE CFWH GROUP SHALL BE ENTITLED TO RAISE AND ASSERT ANY AND ALL COUNTERCLAIMS, SETOFFS AND DEFENSES IT MAY HAVE (AS IF NO RELEASE BY THE CFWH GROUP HAD BEEN GRANTED HEREUNDER) IN CONNECTION WITH ANY CLAIM, ACTION OR SUIT ASSERTED OR BROUGHT BY ANY MEMBER OF THE MED-AIR GROUP; (D) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IF ANY MEMBER OF THE MED-AIR GROUP ASSERTS OR BRINGS ANY CLAIM, ACTION OR SUIT SOLELY BASED UPON CFWH’S FAILURE TO PAY THE MED-AIR NOTE WHEN DUE, NO MEMBER OF THE CFWH GROUP SHALL BE ENTITLED TO RAISE OR ASSERT ANY COUNTERCLAIM, SETOFF OR DEFENSE OTHER THAN A DEFENSE OF ACTUAL PAYMENT OR RIGHT TO CURE; AND (E) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL THE TRANSFER OF ANY MEMBERSHIP INTEREST HEREUNDER BE SUBJECT TO REVERSAL.

9.3. Rights as a Member. Med-Air, in its capacity as a member of each of the Med-Air Transferred LLCs, and CFWH, in its capacity as a member of Southampton LLC, hereby waive and relinquish, as of the Closing Date, all of their respective rights, benefits and other entitlements (including, without limitation, profits, distributions, capital accounts, and tax benefits), whether or not accrued as of the Closing Date, under the applicable operating agreements relating to such limited liability companies or otherwise under applicable Law.

9.4. Med-Air’s Rights to the Med-Air Wilkes-Barre Interests. The Med-Air Parties hereby (a) sell, assign, transfer, and set over to CFWH, as of the Closing Date, all of their rights, title, and interest in and to the Med-Air Wilkes-Barre Interests, together with all rights, profits, revenues, benefits and privileges belonging or pertaining thereto or enjoyed in connection therewith, (b) waive and relinquish, as of the Closing Date, all of their respective rights, benefits and other entitlements (including, without limitation, profits and revenues) in and under the Med-Air Wilkes-Barre Interests, and (c) release, acquit and forever discharge each member of the CFWH Group from any claims, causes of action and counterclaims of any kind, whether arising in law or equity, and whether known or unknown, arising out of or related to the Med-Air Wilkes-Barre Interests.

ARTICLE 10
TAXES

10.1. Taxes Related to Purchase of Membership Interests. All state and local sales, use, gross-receipts, transfer, excise, value-added or other similar Taxes on the transfer of the Membership Interests and (ii) other Taxes based on or measured by income or revenues), and all recording and filing fees that may be imposed by reason of the sale, transfer, assignment and delivery of the Membership Interests (collectively, “Transaction Taxes”), shall be paid by the transferee on or prior to their due date.

10.2. Cooperation on Tax Matters. CFWH and Med-Air shall (and shall cause their respective Affiliates to) cooperate fully with each other and make available or cause to be made available to each other for consultation, inspection and copying (at such other party’s expense) in a timely fashion such personnel, Tax data, relevant Tax Returns or portions thereof and filings, files, books, records, documents, financial, technical and operating data, computer records and other information as may be reasonably required (a) for the preparation by such other party of any Tax Returns or (b) in connection with any Tax audit or proceeding including one party (or an Affiliate thereof) to the extent such Tax audit or proceeding relates to or arises from the transactions contemplated by this Agreement.

10.3. Retention of Tax Records. After the Closing Date and until 4 years after the Closing Date, Med-Air and CFWH shall retain possession of all accounting, business, financial and Tax records and information in their possession that (a) relate to the Membership Interests and are in existence on the Closing Date and (b) come into existence after the Closing Date but relate to the Membership Interests before the Closing Date. In addition, from and after the Closing Date, the Parties shall provide to each other (after reasonable notice. and during normal business hours and without charge) access to the books, records, documents and other information relating to the Membership Interests may reasonably be necessary to (i) properly prepare for, file, prove, answer, prosecute and defend any Tax Return, claim, filing, tax audit, tax protest, suit, proceeding or answer. Such access shall include access to any computerized data regarding the Membership Interests (to the extent relating to the period before the Closing Date).

10.4. Unbilled Transactional Taxes. If a Tax assessment is levied upon any Party by an authorized tax jurisdiction for unbilled Transaction Taxes that are the obligation of the other Party under this Agreement, then the non-assessed Party shall reimburse the assessed Party for those taxes including any interest and penalty.

ARTICLE 11
RIGHT OF FIRST REFUSAL

11.1. If Med-Air or any of its Affiliates receives a bona fide offer (an “Offer”) from a non-Affiliate (a “Third Party”) for the purchase of (a) all or any portion of such entity’s interest in (i) any entity that owns or operates a Center or (ii) any contract to develop, construct or operate, or otherwise advise in the development, construction, or operation of a Center or (b) all or substantially all of the assets of (i) Med-Air or (ii) a Subsidiary of Med-Air (a “Med-Air Transaction”) and Med Air is willing to accept such Offer, Med-Air, before it accepts such Offer, shall first provide CFWH with the opportunity to consummate the Med-Air Transaction on the same terms and conditions as are set forth in the Offer. Med-Air shall communicate the Offer to CFWH by written notice (the “Notice”) with a written copy of the terms of the Med-Air Transaction that Med-Air received from the Third Party. If CFWH wishes to consummate the Med-Air Transaction on such terms and conditions, CFWH shall provide written notice to Med-Air within twenty (20) days of CFWH’s receipt of the Notice if the Offer is for $1,000,000 or less and within forty-five (45) days of CFWH’s receipt of the Notice if the Offer is for more than $1,000,000 (the “Acceptance Deadline”); provided, however, that CFWH shall be entitled to conduct due diligence with respect to a Med-Air Transaction for at least as long as a Third Party was entitled to conduct due diligence with respect thereto. In the event that CFWH declines by written notice to Med-Air to consummate the Transaction on such terms and conditions or otherwise fails to respond to the Notice prior to the Acceptance Deadline, Med-Air shall be entitled to consummate the Transaction with the Third Party on the terms and conditions set forth in the Offer. Following CFWH’s receipt of a Notice, Med-Air shall timely comply with all reasonable due diligence requests made by CFWH.

ARTICLE 12
CONDITIONS PRECEDENT TO PERFORMANCE BY PARTIES

12.1. Conditions Precedent to Performance by the Parties. The respective obligations of CFWH and the Med-Air Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the condition that no preliminary or permanent injunction or other Order that declares this Agreement invalid or unenforceable in any respect or that prevents the consummation of the transactions contemplated hereby or thereby shall be in effect.

12.2. Conditions Precedent to Performance by CFWH. The obligations of CFWH to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions, any one or more of which may be waived by CFWH in its sole discretion:

(a) Representations and Warranties of the Med-Air Parties. All representations and warranties made by the Med-Air Parties in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by Med-Air on and as of such date (or, if made as of a specific date, at and as of such date), and CFWH shall have received a certificate dated the Closing Date and signed by Richer and Macher to that effect.

(b) Performance of the Obligations of the Med-Air Parties. The Med-Air Parties shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date (which obligations shall be performed in all respects as required under this Agreement), and CFWH shall have received a certificate dated the Closing Date and signed by Richer and Macher to that effect.

(c) Med-Air’s Deliveries. Med-Air shall have delivered, and CFWH shall have received, (i) all of the items as set forth in Section 3.3 and (ii) the Disclosure Schedules.

(d) Material Adverse Effect. No Material Adverse Effect shall have occurred and be continuing.

12.3. Conditions Precedent to the Performance by Med-Air. The obligations of the Med-Air Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions, any one or more of which may be waived by Med-Air in its sole discretion:

(a) Representations and Warranties of CFWH. All representations and warranties made by CFWH in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by CFWH on and as of such date (or, if made as of a specific date, at and as of such date), and Med-Air shall have received a certificate dated the Closing Date and signed by the Chief Executive Officer of CFWH to that effect.

(b) Performance of the Obligations of CFWH. CFWH shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date (which obligations shall be performed in all respects as required under this Agreement) and Med-Air shall have received a certificate dated the Closing Date and signed by the Chief Executive Officer of CFWH to that effect.

(c) CFWH’s Deliveries. CFWH shall have delivered, and the Med-Air Parties shall have received, all of the items as set forth in Section 3.2.

(d) Material Adverse Effect. No Material Adverse Effect shall have occurred and be continuing.

ARTICLE 13
TERMINATION

13.1. Effect of Failure of CFWH’s Conditions to Closing. CFWH may terminate this Agreement at any time before Closing if any condition contained in Section 12.2, except for those obligations to be performed at Closing, which are not capable of satisfaction until Closing, is not satisfied or waived by CFWH as of such time; provided, however, that CFWH shall not have the right to terminate this Agreement under this Section 13.1 if CFWH’s failure to fulfill any of its obligations under this Agreement is the reason that the relevant condition is not satisfied as of such date.

13.2. Effect of Failure of Med-Air’s Conditions to Closing. Med-Air may terminate this Agreement at any time before Closing if any condition contained in Section 12.3 is not satisfied or waived as of such time, except for those obligations to be performed at Closing, which are not capable of satisfaction until Closing; provided, however, that Med-Air shall not have the right to terminate this Agreement under this Section 13.2 if Med-Air failure to fulfill any of its obligations under this Agreement is the reason that the relevant condition is not satisfied as of such date.

ARTICLE 14
MISCELLANEOUS

14.1. Successors and Assigns. Except as otherwise provided in this Agreement or the Med-Air Note, no Party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Parties hereto (which consent shall not be unreasonably withheld), and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the Parties hereto.

14.2. Governing Law; Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the Laws of the State of New York (without giving effect to the principles of conflicts of Laws thereof). Any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought in the courts of the State of New York sitting in Manhattan or of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each of the Parties consents to the nonexclusive jurisdiction of those courts. Each of the Parties irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or the transactions contemplated hereby.

14.3. Warranties Exclusive. The representations and warranties contained herein and in the Transaction Documents are the only representations or warranties given by the Parties and all other express or implied warranties are disclaimed. Without limiting the foregoing, the Parties acknowledge that, except for the representations and warranties contained herein and in the Transaction Documents, the Membership Interests are conveyed “AS IS,” “WHERE IS” and “WITH ALL FAULTS” and that, except for the representations and warranties contained herein and in the Transaction Documents, all warranties of merchantability, usage or suitability or fitness for a particular purpose are disclaimed. Without limiting the foregoing, the Parties further acknowledge that, except for and limited to the specific representations and warranties contained herein and in the Transaction Documents, no material or information provided by or communications made by the parties or their respective agents will create any representation or warranty of any kind, whether express or implied, with respect to the Membership Interests and the title thereto, the operation of the Business, or the prospects (financial and otherwise), risks and other incidents of the Business.

14.4. Survival of Representations, Warranties and Covenants. If this Agreement is terminated for any reason between the Effective Date and the Closing Date, none of the representations, warranties, or covenants contained herein shall survive the date of termination. If the Closing shall take place, (a) all representations and warranties contained herein shall survive the Closing Date and shall expire on the fifth (5th) anniversary of the Closing Date, other than the representations and warranties set forth in Sections 5.1, 5.2, 5.3 and 5.4 of this Agreement, which shall expire on the first (1st) anniversary of the Closing Date, and (b) all covenants contained herein shall survive the Closing Date.

14.5. Mutual Drafting. This Agreement is the result of the joint efforts of Med-Air and CFWH, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there is to be no construction against either party based on any presumption of that party’s involvement in the drafting thereof.

14.6. Expenses. Except as otherwise provided herein, each of the Parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including any legal and accounting fees, whether or not the transactions contemplated hereby are consummated.

14.7. Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

14.8. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below and confirmation of successful transmission is obtained (for this purpose, an activity report of the sender’s facsimile machine showing the confirmation of successful transmission is sufficient); (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service or (d) on the fifth (5th) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to Med-Air:

Med-Air Consultants, Inc.
3 Crossways Park West
Woodbury, NY 11797
Attention: Joel Macher
Facsimile: ______________

Copy to:

Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, NY 11530
Attention: Dennis O'Rourke, Esq.
Facsimile: (516) 873-2010

If to CFWH:

The Center for Wound Healing, Inc.
517 Route 1 South,
Iselin, New Jersey 08830
Attention: Chief Executive Officer

Copy to:

King & Spalding LLP
1185 Avenue of the Americas
New York, NY 10036
Attention: Barry N. Seidel
Facsimile: (212) 556-2222

If to Alan Richer:

Alan Richer
30 West Overlook
Port Washington, NY 11050

Copy to:

Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, NY 11530
Attention: Dennis O'Rourke, Esq.
Facsimile: (516) 873-2010

If to Joel Macher:

Joel Macher
25 Artisan Avenue
Huntington, NY 11743

Copy to:

Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza
Garden City, NY 11530
Attention: Dennis O'Rourke, Esq.
Facsimile: (516) 873-2010

Any Party may change its address for the purpose of this Section 14.8 by giving the other party written notice of its new address in the manner set forth above.

14.9. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a furthering or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

14.10. Schedules. The Parties may, at their option, include in the Disclosure Schedules items that are not material, and any such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgment or representation that such items are material or would cause a Material Adverse Effect, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. Information disclosed in the Disclosure Schedules shall constitute a disclosure for all purposes of the Section for which such disclosure was made and each other section for which such disclosure is readily apparent.

14.11. Public Announcements. No Party shall make any press release or public announcement concerning the transactions contemplated by this Agreement without the prior written approval of the other Parties, unless a press release or public announcement is required by Law. If any such announcement or other disclosure is required by Law, the disclosing party shall give the nondisclosing Party or Parties prior notice of, and an opportunity to comment on, the proposed disclosure.

14.12. Entire Settlement Agreement. This Agreement and the Transaction Documents contain the entire understanding among the Parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All Disclosure Schedules and Exhibits hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

14.13. Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than CFWH and the Med-Air Parties and their respective successors and permitted assigns, except the rights of the Med-Air Entities and CFWH Entities (as applicable) to the releases and the waivers, allocations and disclaimers of, and limitations on, liability or remedies set forth in this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to CFWH or the Med-Air Parties. No provision of this Agreement shall give any third Persons any right of subrogation or action over or against CFWH or the Med-Air Parties.

14.14. Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

14.15. Construction. Unless the context of this Agreement otherwise requires, (i) words of any gender include the other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement as a whole and not to any other particular Article, Section or other subdivision, (iv) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (v) “shall,” “will,” or “agrees” are mandatory, and “may” is permissive, and (vi) “or” is not exclusive.

14.16. Currency. Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in United States currency.

14.17. Time of Essence. Time is of the essence in this Agreement.

14.18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement. The delivery of an executed counterpart of this Agreement by facsimile or pdf shall be deemed to be valid delivery thereof. It shall be sufficient in making proof of this Agreement to produce or account for a facsimile or pdf copy of an executed counterpart of this Agreement.

ARTICLE 15
DEFINITIONS

15.1. Certain Terms Defined. As used in this Agreement, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such first Person where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, through the ownership of voting securities, by contract, as trustee, executor or otherwise.

“Business” means the business of operating a hyperbaric chamber and/or wound care center and providing services incidental to the foregoing.

“Business Day” means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York, New York are authorized by Law or other Governmental action to close.

“Center” means premises where the Business is conducted.

“CFWH Center Portfolio” means each of the Centers listed on Schedule 7.7 attached hereto.

“CFWH Group” means CFWH and its respective Related Persons.

“Clara Maass Chambers” means the two (2) hyperbaric chambers used by New York Hyperbaric in connection with the operation of the Business at the Clara Maass Hospital which have been leased from Med-Air.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consent” means any consent, approval, authorization, qualification, waiver or notification of a Government or other Person, but not including (a) with respect to CFWH, CFWH’s Board of Directors or any shareholders of CFWH, or (b) with respect to Med-Air, Med-Air’s Board of Directors or any shareholders of Med-Air.

“Contract” means any written or oral contract, agreement, license, sublicense, lease, sublease, mortgage, instruments, guaranties, commitment, undertaking or other similar binding arrangement, whether express or implied.

“Disclosure Schedules” means the disclosure schedules attached hereto.

“Disqualified Person” means any Person who is or was (a) an officer or director of CFWH; (b) an employee of CFWH; (c) a consultant to CFWH who CFWH paid at least $10,000 on an annualized basis. Without limiting the foregoing definition, “Disqualified Person” shall include, without limitation, Tom Boyer, Elise Greenberg, Keith Greenberg, Rich Morris, Aahmed K. Abou-Taleb and Scott Warantz.

“Environmental Laws” means all currently existing and future federal, state, provincial, municipal, local and foreign statutes, ordinances, rules, Orders, regulations, remediation standards, and other provisions having the force of law for protection of the environment, including the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, the federal Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq., as amended, and related state statutes.

“Environmental Reports” means any environmental sampling or report performed specifically to test compliance with any Environmental Laws, and any and all Phase I or II environmental assessments, in each case which CFWH has received from an un-Affiliated third party within the last thee (3) years; provided, Environmental Reports shall not include any safety, health and environmental audit reports, or internal investigation reports, prepared under the direction of a Party’s legal department and privileged under the attorney-client privilege, attorney workproduct privilege, or state or federal environmental self-auditing privilege or policy.

“Equity Securities” means, with respect to a particular limited liability company, (a) any of such company’s membership interests and (b) options, warrants or other rights convertible into, or exercisable or exchangeable for, directly or indirectly, or otherwise entitling any Person to acquire, directly or indirectly, any such membership interests.

“Far Rockaway Chambers” means the two (2) hyperbaric chambers used in connection with the operation of the Business at the Far Rockaway Hospital.

“Government” means any agency, division, subdivision, audit group, procuring office or governmental or regulatory authority in any event or any adjudicatory body thereof, of the United States, any state thereof or any foreign government.

“Hazardous Materials” means and includes any hazardous or toxic substance or waste or any contaminant or pollutant regulated under Environmental Laws, including, but not limited to, “hazardous substances” as currently defined by the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, “hazardous wastes” as currently defined by the Resource Conservation and Recovery Act, as amended, natural gas, petroleum products or byproducts.

“IRS” means the United States Internal Revenue Service.

“Knowledge of CFWH”, “CFWH’s Knowledge” or any other similar term or knowledge qualification means the present actual knowledge of Andrew G. Barnett or David J. Walz.

“Knowledge of Med-Air”, “Med-Air’s Knowledge” or any other similar term means the present actual knowledge of Richer or Macher.

“Lien” means any mortgage, pledge, charge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement.

“Material Adverse Effect” means a state of facts, event, change, effect or other circumstance that has had or could reasonably be expected to have a material adverse effect on the Business of the applicable limited liability company taken as a whole, but excluding any state of facts, event, change or effect caused by events, changes or developments relating to: (i) changes of Laws, (ii) the transactions contemplated by this Agreement or the announcement thereof; (vi) changes or conditions generally affecting the industries of which the Business is a part; (vii) changes in economic, regulatory or political conditions generally; (viii) any act(s) of war or of terrorism.

“Med-Air Center Portfolio” means each of the Centers listed on Schedule 5.8 attached hereto.

“Med-Air Group” means the Med-Air Parties and their respective Related Persons.

“Med-Air Membership Interests” means the Med-Air Parties’ membership interests in Bayonne LLC, Raritan Bay LLC and Southampton LLC.

“Med-Air Operating Agreements” means the limited liability company operating agreements governing Bayonne LLC, Raritan Bay LLC.

“Med-Air Transferred LLCs” means Bayonne LLC and Raritan Bay LLC.

“Membership Interests” means the Southampton Membership Interests and Med-Air Membership Interests, collectively.

“Membership Transfer Agreement” means an agreement evidencing the transfer of the Membership Interest in a particular limited liability company.

“Operating Agreements” means the Med-Air Operating Agreements and Southampton Operating Agreements, collectively.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, Government or other entity.

“Prohibited Enterprise” means any business enterprise organized to engage in or engaged in the operation or financing of a Center with respect to which any Disqualified Person: (a) assisted or participated (by introduction, sales lead or otherwise) in the establishment of such Center; (b) is employed, with or without compensation, by the owner and/or operator of such Center; (c) is engaged as a consultant, agent or an independent contractor, with or without compensation, by the owner and/or operator of such Center; or (d) holds an economic or other interest; provided, however, that none of the Centers identified on Schedule 5.6 shall be a Prohibited Enterprise.

“Purchase Option” means the purchase option granted by Med-Air to CFWH, the terms of which are set forth in paragraph 8.4 hereof.

“Related Person” means, with. respect to any Person, all past, present and future directors, officers, members, managers, stockholders, employees, controlling persons, agents, professionals, attorneys, accountants, investment bankers, Affiliates or representatives of any such Person.

“SEC” means the Securities and Exchange Commission.

“Six Chambers” means the Thomas Jefferson Chambers, the Clara Maass Chambers and the Square Chambers, collectively.

“Southampton Membership Interests” means CFWH’s 49% membership interests in Southampton LLC.

“Southampton Operating Agreement” means the limited liability company operating agreement governing Southampton LLC.

“Square Chambers” means the two (2) hyperbaric chambers used by the Square in connection with the operation of the Business at Westchester Square Hospital that have been leased from Med-Air.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or. general partner of such partnership, limited liability company, association or other business entity.

“Taxes” means all taxes, fees, levies, duties and charges, however denominated, including any interest, penalties or additions to such taxes, fees, levies, duties and charges that may become payable in respect thereof, imposed by any Government, which taxes, fees, levies, duties and charges shall include all income taxes, Transaction Taxes, payroll and employee withholding, unemployment insurance, social security (or similar), sales and use, excise, franchise, gross receipts, occupation, real and personal property, stamp, transfer, workmen’s compensation, customs duties, registration, documentary, value added, alternative or add-on minimum, estimated, environmental (including taxes under section 59A of the Code) and other obligations of the same or a similar nature, whether arising before, on or after the Closing Date.

“Thomas Jefferson Chambers” means the two (2) hyperbaric chambers used by Jefferson LLC in connection with the operation of the Business at the Thomas Jefferson Hospital that have been leased from Med-Air.

“Transaction Documents” means the Membership Transfer Agreements, bills of sale, and any other agreements, instruments, documents and other writings required to be executed and delivered by the Med-Air Parties and/or CFWH under this Agreement.

15.2. All Terms Cross-Referenced. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

1933 Act	15.1
1934 Act	15.1
Acceptance Deadline	11.1
Affiliate	15.1
Agreement	Preamble
Atmo	5th Recital Paragraph
Bayonne Hospital	13th Recital Paragraph
Bayonne LLC	13th Recital Paragraph
Business	15.1
Business Day	15.1
Capotorto	7th Recital Paragraph
Center	15.1
CFWH Center Portfolio	15.1
CFWH Group	15.1
CFWH Southampton Interests	16h Recital Paragraph
CFWH	Preamble
CFWH’s Knowledge	15.1
Clara Maass Chambers	15.1
Clara Maass Contract	8th Recital Paragraph
Clara Maass Hospital	8th Recital Paragraph
Closing	3.1
Closing Date	3.1
Code	15.1
Consent	15.1
Consulting Agreements	10th Recital Paragraph
Contract	15.1
Disclosure Schedules	15.1
Disqualified Person	15.1
EKLLC	5th Recital Paragraph
Elise	5th Recital Paragraph
Environmental Laws	15.1
Environmental Reports	15.1
Equity Securities	15.1
Far Rockaway Chambers	15.1
Far Rockaway Contract	9th Recital Paragraph
Far Rockaway Hospital	9th Recital Paragraph
Far Rockaway LLC	9th Recital Paragraph
Far Rockaway Note	12th Recital Paragraph
Forman	7th Recital Paragraph
Good Faith Payment	2.3
Government	15.1
Greenberg Group	5th Recital Paragraph
Greenbergs	5th Recital Paragraph
Hazardous Materials	15.1
Holders	2.5
IRS	15.1
Jefferson LLC	10th Recital Paragraph
Keith	5th Recital Paragraph
Knowledge of CFWH	15.1
Law	4.3
Lien	15.1

Macher Stock	2.2(b)
Macher	Preamble
Material Adverse Effect	15.1
Material Contracts	4.12
Maximum Number	.2.5
Med-Air 2004 Modification	21st Recital Paragraph
Med-Air Bayonne Interests	14th Recital Paragraph
Med-Air Center Portfolio	15.1
Med-Air Contracts	21st Recital Paragraph
Med-Air Group	15.1
Med-Air Material Contracts	5.10
Med-Air Membership Interests	15.1
Med-Air Note	2.2(a)
Med-Air Operating Agreements	15.1
Med-Air Parties	Preamble
Med-Air Raritan Bay Interests	18th Recital Paragraph
Med-Air Transaction	11.1
Med-Air Transferred LLCs	15.1
Med-Air Wilkes-Barre Interests	20th Recital Paragraph
Med-Air	Preamble
Med-Air’s Knowledge	15.1
Membership Interests	15.1
Membership Transfer Agreement	15.1
Montefiore Contract	6th Recital Paragraph
New Island Contract	5th Recital Paragraph
New Island Hospital	5th Recital Paragraph
Notice	11.1
NY Hyperbaric	2nd Recital Paragraph
Offer	11.1
Operating Agreements	15.1
Order	4.3
Organizational Documents	4.3
Party or Parties	Preamble
Person	15.1
Piggyback Registration Request	2.5
Piggyback Registration Rights	2.5
Piggyback Registration	2.5
Prohibited Enterprise	15.1
Purchase Option	15.1
Raritan Bay Hospital	17th Recital Paragraph
Raritan Bay LLC	17th Recital Paragraph
Registrable Securities	2.5
Related Person	15.1
Richer Stock	2.2(c)
Richer	Preamble
SEC	15.1

Six Chambers	15.1
Southampton Hospital	15th Recital Paragraph
Southampton LLC	15th Recital Paragraph
Southampton Membership Interests	15.1
Southampton Operating Agreements	15.1
Square Chambers	15.1
Square	7th Recital Paragraph
Stephen	7th Recital Paragraph
Subsidiary	15.1
Tax Return	10.3
Taxes	15.1
Third Party	11.1
Thomas Jefferson Chambers	15.1
Thomas Jefferson Contract	10th Recital Paragraph
Thomas Jefferson Hospital	10th Recital Paragraph
Transaction Documents	15.1
Transaction Taxes	10.1
Transaction Taxes	10.1
Usage Period	8.1
Westchester Square Contract	7th Recital Paragraph
Westchester Square Hospital	7th Recital Paragraph
Wilkes-Barre ASA	19th Recital Paragraph
WVHC-Hospital	19th Recital Paragraph

(Signatures are on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew Barnett
Name: Andrew Barnett
Title: Chief Executive Officer

MED-AIR CONSULTANTS, INC.

By:	/s/ Joel Macher
Name: Joel Macher
Title: Chief Executive Officer

ALAN RICHER

/s/ Alan Richer

JOEL MACHER

/s/ Joel Macher

PROMISSORY NOTE

$U.S. 1,894,250.00	August 14, 2007

FOR VALUE RECEIVED, the undersigned, THE CENTER FOR WOUND HEALING, INC., a Nevada corporation (“CFWH”) hereby promises to pay to the order of MED-AIR CONSULTANTS, INC., a New York corporation (“Med-Air”), the sum of $1,894,250.00.

CFWH promises to make the payments required under this promissory note, without interest, in thirty-six (36) monthly installments in accordance with the schedule attached hereto as Schedule 1, which schedule is part of this promissory note. Each payment shall be recorded by Med-Air or the successor noteholder, if the note has been properly assigned in accordance with the assignment provisions herein (the “Holder”), and endorsed on Schedule 1. CFWH shall not be entitled to prepay this promissory note within the first twelve (12) months of the date hereof. If CFWH prepays this promissory note in full at any time after the one-year anniversary of the execution of this promissory note, the amounts owed under this promissory note shall be payable at a discount of twelve percent (12%) and without any prepayment penalty.

If CFWH fails to make a payment required under this promissory note when such payment is due in accordance with Schedule 1 (an “Unpaid Installment”), such nonpayment shall constitute a default of CFWH’s obligations under this promissory note as of the date CFWH was required to pay such Unpaid Installment (an “Event of Default”). In the event that the Event of Default is not cured within fifteen (15) business days following an Event of Default, all then unpaid installment payments owing under this promissory note (the “Accelerated Amount”), plus the amount of the Unpaid Installment, shall automatically become immediately due and payable. Any Unpaid Installment shall accrue simple interest at the rate of 12% per annum. If CFWH pays the Unpaid Installment plus interest thereon on or prior to the fifteenth (15th) business day after an Event of Default, the Event(s) of Default upon which such automatic acceleration was predicated shall be deemed to be cured, and payment of all then unpaid installment payments shall not be accelerated and such payments shall be due and owing as set forth on Schedule 1.

If CFWH fails to pay the Unpaid Installment on or prior to the fifteenth (15th) business day after an Event of Default, such Unpaid Installment and the Accelerated Amount shall accrue simple interest at the rate of 12% per annum. So long as any Event of Default has occurred and is continuing, CFWH shall not be entitled, without the written consent of the Holder, to prepay this promissory note.

The payments owing under this promissory note shall be made to the Holder in lawful money of the United States of America (in immediately available funds) by certified or bank check or by wire transfer to an account or accounts designated by the Holder from time to time.

CFWH hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Neither this promissory note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this promissory note and signed by each of the parties to this promissory note.

This promissory note may not be assigned to any person or entity without the written consent of each of the parties to this promissory note; provided, however, that Med-Air may, upon prior written notice to CFWH, assign this promissory note to any affiliate of Med-Air without the written consent of CFWH.

This promissory note shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of the laws of another jurisdiction.

IN WITNESS WHEREOF, CFWH has executed this promissory note as of the date first above written.

THE CENTER FOR WOUND HEALING, INC.

By:
Name: Andrew G. Barnett
Title: Chief Executive Officer

SCHEDULE 1

Installment #	Date	Amount of Payment		Unpaid Balance	Notation Made By
1	August 14, 2007	$113,562.50	*	$1,780,562.50
2	September 14, 2007	$113,562.50		$1,667,125.00
3	October 14, 2007	$113,562.50		$1,553,562.50
4	November 14, 2007	$113,562.50		$1,440,000.00
5	December 14, 2007	$45,000.00		$1,395,000.00
6	January 14, 2008	$45,000.00		$1,350,000.00
7	February 14, 2008	$45,000.00		$1,305,000.00
8	March 14, 2008	$45,000.00		$1,260,000.00
9	April 14, 2008	$45,000.00		$1,215,000.00
10	May 14, 2008	$45,000.00		$1,170,000.00
11	June 14, 2008	$45,000.00		$1,125,000.00
12	July 14, 2008	$45,000.00		$1,080,000.00
13	August 14, 2008	$45,000.00		$1,035,000.00
14	September 14, 2008	$45,000.00		$990,000.00
15	October 14, 2008	$45,000.00		$945,000.00
16	November 14, 2008	$45,000.00		$900,000.00
17	December 14, 2008	$45,000.00		$855,000.00
18	January 14, 2009	$45,000.00		$810,000.00
19	February 14, 2009	$45,000.00		$765,000.00
20	March 14, 2009	$45,000.00		$720,000.00
21	April 14, 2009	$45,000.00		$675,000.00
22	May 14, 2009	$45,000.00	$630,000.00

*  The sum of $25,000 has been prepaid by CFWH such that only $88,562.50 of this $113,562.50 remains due and owing on August 14, 2007

Installment #	Date	Amount of Payment	Unpaid Balance	Notation Made By
23	June 14, 2009	$45,000.00	$585,000.00
24	July 14, 2009	$45,000.00	$540,000.00
25	August 14, 2009	$45,000.00	$495,000.00
26	September 14, 2009	$45,000.00	$450,000.00
27	October 14, 2009	$45,000.00	$405,000.00
28	November 14, 2009	$45,000.00	$360,000.00
29	December 14, 2009	$45,000.00	$315,000.00
30	January 14, 2010	$45,000.00	$270,000.00
31	February 14, 2010	$45,000.00	$225,000.00
32	March 14, 2010	$45,000.00	$180,000.00
33	April 14, 2010	$45,000.00	$135,000.00
34	May 14, 2010	$45,000.00	$90,000.00
35	June 14, 2010	$45,000.00	$45,000.00
36	July 14, 2010	$45,000.00	$0.00

MEMBERSHIP TRANSFER AGREEMENT

This MEMBERSHIP TRANSFER AGREEMENT (this “Agreement”) is made as of August 14, 2007, by and between The Center For Wound Healing, Inc., a Nevada corporation (“Assignor”), and Med-Air Consultants, Inc., a ______________ corporation (“Assignee”).

WITNESSETH:

WHEREAS, Assignor is a member in Southampton Hyperbaric, LLC (the “Company”); and

WHEREAS, Assignor owns 49% of the membership interests in the Company (the “LLC Interests”); and

WHEREAS, Assignor and Assignee are parties to that certain Settlement Agreement dated as of August 9, 2007 (as may be amended, supplemented or otherwise modified from time to time, the “Settlement Agreement”), pursuant to which Assignee has agreed to acquire from Assignor, and Assignor has agreed to transfer and assign to Assignee, Assignor’s right, title, and interest in and to the LLC Interests.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Pursuant to the terms and conditions set forth in the Settlement Agreement, Assignor hereby sells, assigns, transfers, and sets over to Assignee all of Assignor’ s right, title and interest in and to the LLC Interests, together with all capital accounts, earnings, contributions, rights, benefits and privileges belonging or pertaining thereto or held or enjoyed in connection therewith, TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof.

2. Pursuant to the terms and conditions of the Settlement Agreement, Assignee hereby affirmatively and unconditionally assumes and agrees to perform all of the liabilities and obligations of Assignor relating to the LLC Interests.

3. Except for the representations set forth in the Settlement Agreement, Assignor has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the LLC Interests. Except as provided in the Settlement Agreement, Assignee accepts the LLC Interests on an “AS IS, WHERE IS” basis, and without warranty or representation of any kind whatsoever.

4. This Agreement is an instrument of transfer and conveyance contemplated by, and is executed and delivered under and pursuant to, the Settlement Agreement.

5. The provisions of this Agreement shall be binding upon Assignor, its successors and assigns, and all persons claiming by, under or through Assignor or any such successor or assign, and shall inure to the benefit of and be enforceable by Assignee and its successors and assigns.

6. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of the laws of another jurisdiction.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ASSIGNOR:

THE CENTER FOR WOUND HEALING, INC.

By:
Name:
Title:

ASSIGNEE:

MED-AIR CONSULTANTS, INC.

By:
Name:
Title:

MEMBERSHIP TRANSFER AGREEMENT

This MEMBERSHIP TRANSFER AGREEMENT (this “Agreement”) is made as of August 14, 2007, by and between Joel Macher (“Macher”) and Alan Richer (“Richer” and together with Macher, “Assignors”), and The Center For Wound Healing, Inc., a Nevada corporation (“Assignee”).

WITNESSETH:

WHEREAS, Assignors are members in Bayonne Hyperbaric, LLC (the “Company”); and

WHEREAS, Macher and Richer each own 20% of the membership interests in the Company (collectively, the “LLC Interests”); and

WHEREAS, Assignors and Assignee are parties to that certain Settlement Agreement dated as of August 9, 2007 (as may be amended, supplemented or otherwise modified from time to time, the “Settlement Agreement”), pursuant to which Assignee has agreed to acquire from Assignors, and Assignors have agreed to transfer and assign to Assignee, Assignors’ right, title, and interest in and to the LLC Interests.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors and Assignee agree as follows:

1. Pursuant to the terms and conditions set forth in the Settlement Agreement, Assignors hereby sell, assign, transfer, and set over to Assignee all of Assignors’ right, title and interest in and to the LLC Interests, together with all capital accounts, earnings, contributions, rights, benefits and privileges belonging or pertaining thereto or held or enjoyed in connection therewith, TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof.

2. Pursuant to the terms and conditions of the Settlement Agreement, Assignee hereby affirmatively and unconditionally assumes and agrees to perform all of the liabilities and obligations of Assignors relating to the LLC Interests.

3. Except for the representations set forth in the Settlement Agreement, Assignors have not made and do not make any express or implied warranty or representation of any kind whatsoever with respect to the LLC Interests. Except as provided in the Settlement Agreement, Assignee accepts the LLC Interests on an “AS IS, WHERE IS” basis, and without warranty or representation of any kind whatsoever.

4. This Agreement is an instrument of transfer and conveyance contemplated by, and is executed and delivered under and pursuant to, the Settlement Agreement.

5. The provisions of this Agreement shall be binding upon Assignors, their successors and assigns, and all persons claiming by, under or through Assignors or any such successor or assign, and shall inure to the benefit of and be enforceable by Assignee and its successors and assigns.

6. This Agreement shall be construed in accordance with and governed by the laws of the State of Pennsylvania, without regard to principles of conflict of laws that would result in the application of the laws of another jurisdiction.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ASSIGNORS:

JOEL MACHER

ALAN RICHER

ASSIGNEE

THE CENTER FOR WOUND HEALING, INC.

By
Name:
Title:

MEMBERSHIP TRANSFER AGREEMENT

This MEMBERSHIP TRANSFER AGREEMENT (this “Agreement”) is made as of August 14, 2007, by and between Joel Macher (“Macher”) and Alan Richer (“Richer” and together with Macher, “Assignors”), and The Center For Wound Healing, Inc., a Nevada corporation (“Assignee”).

WITNESSETH:

WHEREAS, Assignors are members in Raritan Bay, LLC (the “Company”); and

WHEREAS, Macher and Richer each own 25.5% of the membership interests in the Company (collectively, the “LLC Interests”); and

WHEREAS, Assignors and Assignee are parties to that certain Settlement Agreement dated as of August 9, 2007 (as may be amended, supplemented or otherwise modified from time to time, the “Settlement Agreement”), pursuant to which Assignee has agreed to acquire from Assignors, and Assignors have agreed to transfer and assign to Assignee, Assignors’ right, title, and interest in and to the LLC Interests.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors and Assignee agree as follows:

1. Pursuant to the terms and conditions set forth in the Settlement Agreement, Assignors hereby sell, assign, transfer, and set over to Assignee all of Assignors’ right, title and interest in and to the LLC Interests, together with all capital accounts, earnings, contributions, rights, benefits and privileges belonging or pertaining thereto or held or enjoyed in connection therewith, TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof.

2. Pursuant to the terms and conditions of the Settlement Agreement, Assignee hereby affirmatively and unconditionally assumes and agrees to perform all of the liabilities and obligations of Assignors relating to the LLC Interests.

3. Except for the representations set forth in the Settlement Agreement, Assignors have not made and do not make any express or implied warranty or representation of any kind whatsoever with respect to the LLC Interests. Except as provided in the Settlement Agreement, Assignee accepts the LLC Interests on an “AS IS, WHERE IS” basis, and without warranty or representation of any kind whatsoever.

4. This Agreement is an instrument of transfer and conveyance contemplated by, and is executed and delivered under and pursuant to, the Settlement Agreement.

5. The provisions of this Agreement shall be binding upon Assignors, their successors and assigns, and all persons claiming by, under or through Assignors or any such successor or assign, and shall inure to the benefit of and be enforceable by Assignee and its successors and assigns.

6. This Agreement shall be construed in accordance with and governed by the laws of the State of Pennsylvania, without regard to principles of conflict of laws that would result in the application of the laws of another jurisdiction.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ASSIGNORS:

JOEL MACHER

ALAN RICHER

ASSIGNEE

THE CENTER FOR WOUND HEALING, INC.

By:
Name:
Title:

DISCLOSURE SCHEDULE 5.9

NONE

DISCLOSURE SCHEDULE 5.6

SEE ATTACHED (ONE PAGE)

HOSPITAL LIST- AS PER SETTLEMENT AGREEMENT ENTERED INTO AUGUST 2007 IN COMPLIANCE WITH PARAGRAPHS 5.6 & 5.8,

EAST ORANGE GENERAL HOSPITAL	EAST ORANGE, N.J.
SOUTHAMPTON HOSPITAL	SOUTHAMPTON, N.Y.
MARIAN HOSPITAL	CARBON DALE, N.Y.
NEW ISLAND HOSPITAL	BETHPAGE, N.Y.
ST. FRANCIS HOSPITAL	WILMINGTON, DE.
MERCY HOSPITAL	PHILADELPHIA, PA.
CAMDEN CLARK MEM HOSP	PARKERSBURG, W.V.
ST. MARY'S MEDICAL CENTER	HUNTINGTON, W.V.
GENESYS MEDICAL CENTER	GRAND BLANC, MI.
LOURDES HEALTH SYSTEM	WILLINGBORO/CAMDEN, N.J.
ALTON HOSPITAL	CHICAGO, IL.
ROSELAND HOSPITAL	CHICAGO, IL.
COLUMBUS HOSPITAL	NEWARK, N.J.
RARITAN BAY MEDICAL CENTER	PERTH AMBOY, N.J.
BAYONNE MEDICAL CENTER	BAYONNE, N.J.
WYOMING VALLEY HEALTH SYSTEM	WILKES-BARRE- ET AL
ST. JOHN'S HOSPITAL	FAR ROCKAWAY, N.Y.
INTERFAITH HOSPITAL	BROOKLYN, N.Y.
NORTH NAPLES HOSPITAL	NAPLES, FL.
THOMAS JEFFERSON HOSPITAL	PHILADELPHIA, PA.
CLARA MAASS HOSPITAL	E.ORANGE, N.J.
WESTCHESTER SQUARE HOSPITAL	BRONX, N.Y.
MONTEFIORE HOSPITAL	N.Y. N.Y.

DISCLOSURE SCHEDULE 5.8

SEE ATTACHED (ONE PAGE)

HOSPITAL LIST- AS PER SETTLEMENT AGREEMENT ENTERED INTO AUGUST 2007
IN COMPLIANCE WITH PARAGRAPHS 5.6 & 5.8,

EAST ORANGE GENERAL HOSPITAL	EAST ORANGE, N.J.
SOUTHAMPTON HOSPITAL	SOUTHAMPTON, N.Y.
MARIAN HOSPITAL	CARBON DALE, N.Y.
NEW ISLAND HOSPITAL	BETHPAGE, N.Y.
ST. FRANCIS HOSPITAL	WILMINGTON, DE.
MERCY HOSPITAL	PHILADELPHIA, PA.
CAMDEN CLARK MEM HOSP	PARKERSBURG, W.V.
ST. MARY'S MEDICAL CENTER	HUNTINGTON, W.V.
GENESYS MEDICAL CENTER	GRAND BLANC, MI.
LOURDES HEALTH SYSTEM	WILLINGBORO/CAMDEN, N.J.
ALTON HOSPITAL	CHICAGO, IL.
ROSELAND HOSPITAL	CHICAGO, IL.
COLUMBUS HOSPITAL	NEWARK, N.J.
RARITAN BAY MEDICAL CENTER	PERTH AMBOY, N.J.
BAYONNE MEDICAL CENTER	BAYONNE, N.J.
WYOMING VALLEY HEALTH SYSTEM	WILKES-BARRE- ET AL
ST. JOHN'S HOSPITAL	FAR ROCKAWAY, N.Y.
INTERFAITH HOSPITAL	BROOKLYN, N.Y.
NORTH NAPLES HOSPITAL	NAPLES, FL.
THOMAS JEFFERSON HOSPITAL	PHILADELPHIA, PA.
CLARA MAASS HOSPITAL	E.ORANGE, N.J.
WESTCHESTER SQUARE HOSPITAL	BRONX, N.Y.
MONTEFIORE HOSPITAL	N.Y. N.Y.